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The Guardian Investor(R)                 Variable Annuity Application
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INSTRUCTIONS: Please type or print in black ink. This form will be photocopied.
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1.   Annuitant        Name _______________________________________________________  Soc. Sec. No. _________________
                      Address_____________________________________________________  Date of Birth _____ _____ _____
                                                                                                   mo.   day   yr.
                      City_____________________ State_______________ Zip__________  Age _________
                      Telephone___________________________________________________  Sex  |_| Male |_| Female
                      Contract retirement date (first day of) Month:____ Year:____
                      Non-qualified contracts: not later than 85th birthday.
                      Most qualified contracts: not later than April 1 of year following annuitant reaching age 70 1/2.
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                                                                                    Tax ID or
2.   Contract         Name _______________________________________________________  Soc. Sec. No. _________________
     Owner Complete   Address_____________________________________________________  Date of Birth _____ _____ _____
     only if                                                                                       mo.   day   yr.
     different from   City_____________________ State_______________ Zip__________
     annuitant.       Telephone___________________________________________________
     For TSA
     contracts, use
     this space for
     payor information
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3.   Beneficiary      Primary_____________________________________________________  Relationship to annuitant_______________________
                      Contingent__________________________________________________  Relationship to annuitant_______________________
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4.   Type of Plan     |_| Non-qualified   |_| Qualified (Check one below)
                                          |_| Section 403 Tax-sheltered Annuity     |_| Section 401 Corporate Plan
                                              The payor is a 501(c)(3) organization
                                              exempt from tax under IRS Code 501(a)
                                              or is a public educational system.    |_| Section 457 Deferred Compensation Plan
                                              The payor represents that the
                                              annuitant is an employee of the payor
                                              and that purchase payment is within   |_| Self-employed Retirement Plan (Keogh-type)
                                              the exclusion allowance of the Code,
                                              Section 403(b).                       |_| Regular IRA   |_| Rollover IRA   |_| SEP IRA
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5.   Purchase                 Select one.
     Payment                  |_| Single Payment. A payment of $________________ is attached.

     Minimum initial:         |_| Flexible Payments. An initial payment of $________________ is attached.
       Single $5,000
       Flexible $500
     Minimum subsequent: $100     I will make periodic payments of $________________ on the following schedule:

     Minimum payroll deduction:   |_| Monthly   |_| Quarterly   |_| Semi-annually   |_| Annually   |_| By bank draft (monthly only)
     initial and subsequent: $50
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6.   Payment                   _______% Guardian Stock Fund                     _______% Value Line Centurion Fund
     Allocation                _______% Guardian Small Cap Stock Fund           _______% Value Line Strategic Asset Management Trust
                               _______% Guardian Bond Fund                      _______% Gabelli Capital Asset Fund
     Choose a maximum          _______% Guardian Cash Fund                      _______% MFS Growth with Income Series
     of six.                   _______% Baillie Gifford International Fund      _______% Fixed-Rate Option
                               _______% Baillie Gifford Emerging Markets Fund    100%
     Whole percentages
     only.

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     Options-Sections 7-9
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7.   Dollar Cost               Each month, please dollar cost average from The Guardian Cash Fund the following amounts over the
     Averaging                 period indicated below.
                               $______ into Guardian Stock Fund
                               $______ into Guardian Small Cap Stock Fund              |_| 12 months ($10,000 min. purchase payment)
     Minimum transfer          $______ into Guardian Bond Fund                         |_| 24 months ($20,000 min. purchase payment)
     per fund, per             $______ into Baillie Gifford International Fund         |_| 36 months ($20,000 min. purchase payment)
     month: $100               $______ into Baillie Gifford Emerging Markets Fund
                               $______ into Value Line Centurion Fund                   See prospectus for additional details.
     Note: To establish        $______ into Value Line Strategic Asset Management Trust
     dollar cost averaging     $______ into Gabelli Capital Asset Fund
     you must have             $______ into MFS Growth with Income Series
     allocated sufficient      $______ into Fixed-Rate Option
     funds to The Guardian
     Cash Fund. (See #6.)

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EB-010901   (10/94)              Note to Agent/Dealer: You must complete Sections 12-14 on the reverse side.               REV. 7/97
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8.   Telephone       In accordance with the rules and procedures set forth in the prospectus, I hereby authorize and direct The
     Transfer        Guardian Insurance & Annuity Company (GIAC) to accept telephone fund transfer instructions from any person who can furnish proper identification including my Personal Security Code. I (we) agree to hold harmless and indemnify GIAC and its affiliates and any mutual fund managed by such affiliates and their directors, officers, employees and agents for any losses arising from such instructions.

                     Personal Security Code _______________ (Any 5-digit number)
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9.                   Please check box if you wish to receive a copy of the Statement of Additional Information. |_|
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10.  Replacement     Will the proposed contract replace any existing annuity or life insurance contract?     No |_| Yes |_|
                                                                                                            (if "Yes," explain)
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11.  Signatures      All statements made in this application are true to the best of our knowledge and belief, and we agree that they are adopted by and are binding on us and shall form the basis for any annuity contract issued by The
                     Guardian Insurance & Annuity Company (GIAC). We understand that the contract applied for shall not take effect until the later of, (1) the issuance of the contract, and (2) receipt by GIAC of the first required contract payment. No investment dealer or agent can make or change a contract, or waive any of GIAC's rights or requirements. GIAC has the unilateral right, (1) to determine whether any contract shall be issued on the basis of this application, and (2) to waive or modify any terms or conditions of this application or any of GIAC's requirements. We further agree that this application shall be affixed to and become part of the annuity contract and verify our understanding that all payments and values provided by this contract, when based on the investment experience of a mutual fund or separate account, are variable and not guaranteed as to dollar amount. We acknowledge receipt of current prospectuses for The Guardian Investor and its underlying investment options. Under penalty of perjury, the contract owner certifies that the Social Security (or taxpayer identification) number is correct as it appears in this application and that he/she is not subject to backup withholding.

                     _______________________________________________________________________________________________________________
                     Signed at City                                             State                        Date

                     _______________________________________________________    ____________________________________________________
                     Signature of Annuitant                                     Name of Dealer or Agent (please print or type)

                     _______________________________________________________    ____________________________________________________
                     Signature of contract Owner/Payor                          State License ID No.
                                                                                The agent hereby certifies he/she witnessed the
                     _______________________________________________________    signature(s) above and that all information
                     Signature of Agent                                         contained in this application is true to the best of
                                                                                his/her knowledge and belief.

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The following sections must be completed by the Agent.

12.  Owner              Spouse        |_| Yes   |_| No    No. of children under 21 ____________  Other dependents___________________
     Information        U.S. Citizen  |_| Yes   |_| No    Occupation _____________________ Annual Income $__________________________
                        Assets: Home $_________________________ Securities $_________________________ Other $_______________________
     To be completed    Other pertinent information_________________________________________________________________________________
     by GISC RRs only.
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13.                     Were the terms and conditions of this contract thoroughly explained to the applicant?     |_| Yes   |_| No
                        Does this contract replace any existing annuity or life insurance contract?               |_| Yes   |_| No
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14.  Dealer             Dealer Sales                                            Guardian Sales
     Information
                        ____________________________________________________________________________________________________________
                        Dealer Name                                             Guardian Agency Name

                        ____________________________________________________________________________________________________________
                        Dealer Branch Office Address                            Agents Last Name        First      Middle Initial

                                                                                                         (   )
                        ____________________________________________________________________________________________________________
                        City                      State             Zip         GIAC Agency/Agent Code   Phone

                                                      (   )
                        ________________________________________________________
                        Branch No.   R.R. No.         Phone                     This application was actually solicited and written
                                                                                within my territory by a duly authorized and
                        ________________________________________________________licensed agent or broker of my Agency.  (If
                        Representative's Last Name    First    Middle Initial   otherwise, explain.)

                        ____________________________________________________________________________________________________________
                        Authorized Dealer Signature                             GeneraL Agent's Signature

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This space is for the use of The Guardian Insurance & Annuity Co.
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Agent: Send completed application-with check made out to The Guardian Insurance
       & Annuity Co. or to The Guardian Investor-to your general agent or dealer.

GA/Dealer: Send application and check to: Regular Mail                            Express Mail
                                          The Guardian Insurance & Annuity Co.    The Guardian Insurance & Annuity Co.
                                          Variable Annuity Administration         Variable Annuity Administration
                                          P.O. Box 26210                          3900 Burgess Place
                                          Lehigh Valley, PA 18002-6210            Bethlehem, PA 18017
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EB-010901 (10/94)                                                       REV 7/97